UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.   20549

FORM 8 - K

					CURRENT REPORT
Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934


Date of Report (date of earliest event reported)        October 29, 2002

			EMCEE Broadcast Products, Inc.
		(Exact name of registrant as specified in its charter)

Delaware                      	1-6299        	13-1926296
(State or other jurisdiction  	(Commission    	(I.R.S. Employee
 of incorporation)            	File Number)   	Identification Number)

Susquehanna Street Extension West, P.O. Box 68/White Haven, PA 18661-0068
		 (Address of principal executive offices)

Registrant's telephone number, including area code           570-443-9575

					NONE
(Former name or former address, if changed since last report)


Item 1.   Changes in Control of Registrant.

          Not applicable.

Item 2.   Acquisition or Disposition of Assets.

          Not applicable.

Item 3.   Bankruptcy or Receivership.

          Not applicable.

Item 4.   Changes in Registrant's Certifying Accountant.

          Not applicable.

Item 5.   Other Events.

The Registrant has been notified by The Nasdaq Stock Market's Listing Qualifications Panel that it has determined to delist the Company's securities (ticker: ECIN) with the opening of business on October 29, 2002. The Company had appealed Nasdaq's August 13, 2002 decision to delist its securities by requesting an oral hearing which was held on September 27, 2002. The reason for delisting was due to the Company's failure to meet bid price and shareholders/equity/market value of listed securities/net income requirements maintained by The Nasdaq Stock Market.

The Registrant is currently making arrangements to be listed on the Over-The-Counter Bulletin Board (OTCBB).

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT
OF 1995:

This release may contain forward-looking statements based on current expectations and involves risks and uncertainties that could cause actual results to differ materially, including without limitation, product demand, competitive products and pricing, timing of foreign shipments, market acceptance of new product introductions including the Company's digital products, high speed Internet applications, technical changes and other risks and uncertainties that are detailed from time to time in the Company's SEC reports. Please refer to Management's Discussion and Analysis of the Financial Condition and Results of Operations included in the Company's Form 10-QSB for the three-month period ended June 30, 2002. Copies of the Company's most recent Form 10-QSB can be obtained from the Company on request or by accessing the Company's web site at www.emceebrd.com.

Item 6.   Resignations of Registrant's Directors.

          Not applicable.

Item 7.   Financial Statements and Exhibits.

          Not applicable.

Item 8.   Change in Fiscal Year.

          Not applicable.

Item 9.   Sales of Equity Securities Pursuant to Regulation S

          Not applicable.

Item 10.  Regulation FD Disclosure.

          Not applicable

                           		SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              	EMCEE BROADCAST PRODUCTS, INC.
                              	(Registrant)


						/s/ RICHARD J. NARDONE
						Richard J. Nardone
						President/CEO

Date:  October 30, 2002